EXHIBIT (99)(a)

NEWS RELEASE

January 22, 2007
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780
For Immediate Release
PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS AND SPECIAL DIVIDEND

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net income of $1.9 million, or $0.50 basic net income per share and $0.49 diluted net income per share, for the three months ended December 31, 2006 as compared to $1.6 million or $0.42 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the three months ended December 31, 2006 was $2.3 million, or $0.59 basic net income per share and $0.58 diluted net income per share, as compared to fourth quarter 2005 net income from recurring operations of $2.0 million, or $0.52 basic net income per share and $0.51 diluted net income per share. December 31, 2005 per share amounts have been restated to reflect the 10% stock dividend declared and distributed during the second quarter 2006. Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in fourth quarter earnings to growth in interest-earning assets, which contributed to growth in net interest income and non-interest income. In addition, the Company had a decrease in the provision for loan losses. The increases in net interest income and non-interest income and the decrease in the provision for loan losses were partially offset by an increase in non-interest expense.

Year-to-date net income as of December 31, 2006 was $9.2 million, or $2.41 basic net income per share and $2.36 diluted net income per share as compared to $6.3 million, or $1.67 basic net income per share and $1.64 diluted net income per share, for the same period one year ago. Net income from recurring operations for the year ended December 31, 2006 was $9.8 million or $2.59 basic net income per share and $2.53 diluted net income per share, representing a 44% increase over net income from recurring operations of $6.8 million, or $1.80 basic net income per share and $1.77 diluted net income per share for the year ended December 31, 2005. The increase in year-to-date earnings is primarily attributable to growth in interest-earning assets, which contributed to increases in net interest income and non-interest income. In addition, the Company had a decrease in the provision for loan losses. The increases in net interest income and non-interest income and the decrease in the provision for loan losses were partially offset by an increase in non-interest expense as discussed below.

As a result of the increase in annual earnings, the Board of Directors of the Company authorized a $0.06 per share special cash dividend. This cash dividend will be distributed on February 15, 2007 to shareholders of record on February 1, 2007. This dividend was declared to increase the dividend payout ratio for 2006 to 21%, which is in-line with corporate objectives to pay dividends of at least 20% on an annual basis.

Shareholders’ equity increased to $62.8 million, or 7.68% of total assets, at December 31, 2006 as compared to $54.4 million, or 7.44% of total assets, at December 31, 2005. The net increase in common stock and retained earnings from December 31, 2005 to December 31, 2006 amounted to $7.6 million primarily due to net income earned for the period, which was combined with a $628,000 increase in accumulated other comprehensive income (loss) from December 31, 2005 to December 31, 2006. The increase in accumulated other comprehensive income (loss) is due to an increases in the market value of available for sale securities and derivative instruments.

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE TWO

During the fourth quarter of 2006, the Company elected to reclassify loan origination fees previously included in net interest income and an offsetting amount of direct origination costs that had been included in salaries and employee benefits expense. The Company’s net interest margin, including prior periods, decreased as a result of these reclassifications. These reclassifications had no impact on net income or equity in any of the reported periods.

Net interest income for the quarter ended December 31, 2006 increased 15% to $8.4 million compared to $7.3 million for the same period one year ago. This increase is attributable to Federal Reserve interest rate increases, which resulted in increases to the prime rate. In addition, the average outstanding balances of loans and investment securities available for sale increased for the three months ended December 31, 2006. Net interest income after the provision for loan losses increased 18% to $7.7 million during the fourth quarter of 2006, compared to $6.5 million for the same period one year ago. The provision for loan losses for the three months ended December 31, 2006 was $655,000 as compared to $767,000 for the same period one year ago, primarily attributable to a decrease in net charge offs of $193,000 in fourth quarter 2006 when compared to fourth quarter 2005.

Recurring non-interest income increased 6% to $2.1 million for the three months ended December 31, 2006, as compared to $2.0 million for the same period one year ago. The increase in recurring non-interest income is primarily due to an increase in service charges and fees of $41,000 resulting from activity in new branches opened in 2004 and 2005 and an increase in miscellaneous other income of $86,000 primarily due to a $46,000 increase in debit card fee income. Net non-recurring losses of $552,000 for the three months ended December 31, 2006 included a $254,000 loss on the sale of securities and a $297,000 loss on the disposition of assets, which was primarily due to a $185,000 write-down of the Bank’s mortgage servicing asset and an $110,000 write-down on foreclosed property. These write-downs are included in mortgage banking income and miscellaneous non-interest income, respectively. Management determined the market value of these assets had decreased significantly and charges were appropriate during fourth quarter 2006. Net non-recurring losses of $582,000 for the three months ended December 31, 2005 included a $590,000 loss on the sale of securities, partially offset by an $8,000 gain on the disposition of assets.

Non-interest expense increased 15% to $6.3 million for the three months ended December 31, 2006, as compared to $5.5 million for the same period last year. The increase in non-interest expense included: (1) an increase of $187,000 or 6% in salaries and benefits expense due to normal salary increases and increased incentive expense, (2) an increase of $154,000 or 16% in occupancy expense due to an increase in furniture and equipment expense and lease expense, and (3) an increase of $503,000 or 31% non-interest expenses other than salary, benefits and occupancy expenses. The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $165,000 in consulting expense due to Sarbanes-Oxley related expenses and disaster recovery planning expenses combined with an increase of $148,000 in amortization of the issuance costs of the trust preferred securities issued in 2001 that were called on December 31, 2006.

Year-to-date net interest income as of December 31, 2006 increased 22% to $32.3 million compared to $26.5 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate, which resulted from Federal Reserve interest rate increases. In addition, the average outstanding balances of loans and investment securities available for sale increased for the year ended December 31, 2006. Net interest income after the provision for loan losses increased 27% to $29.8 million for the year ended December 31, 2006, compared to $23.4 million for the same period one year ago. The provision for loan losses for the year ended December 31, 2006 was $2.5 million as compared to $3.1 million for the same period one year ago, primarily attributable to a decrease in net charge-offs of $2.1 million for the year ended December 31, 2006 when compared to the year ended December 31, 2005, offset by the effect of loan growth.

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE THREE

Recurring non-interest income increased 14% to $8.4 million for the year ended December 31, 2006, as compared to $7.4 million for the same period one year ago. The increase in recurring non-interest income is primarily due to an increase in service charges and fees of $547,000 resulting from activity in new branches opened in 2004 and 2005 and an increase in miscellaneous other income of $449,000 primarily due to a $200,000 increase in debit card fee income and income amounting to $118,000 distributed by a SBIC investment owned by the Bank. Net non-recurring losses of $863,000 for the year ended December 31, 2006 included a $592,000 loss on the sale of securities and a $271,000 net loss on the disposition of assets, which included a $185,000 write-down of the Bank’s mortgage servicing asset and an $110,000 write-down on foreclosed property partially offset by a gain on the disposition of assets. These write-downs are included in mortgage banking income and miscellaneous non-interest income, respectively. Management determined the market value of these assets had decreased significantly and charges were appropriate during fourth quarter 2006. Net non-recurring losses of $746,000 for the year ended December 31, 2005 included a $730,000 loss on the sale of securities combined with a $16,000 loss on the disposition of assets.

Recurring non-interest expense increased 12% to $22.8 million for the year ended December 31, 2006, as compared to $20.3 million for the same period last year. The increase in recurring non-interest expense included: (1) an increase of $921,000 or 8% in salaries and benefits expense due to normal salary increases and increased incentive expense, (2) an increase of $231,000 or 6% in occupancy expense due to an increase in furniture and equipment expense and lease expense, and (3) an increase of $1.3 million or 24% in non-interest expenses other than salary, benefits and occupancy expenses. The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $342,000 in consulting expense due to Sarbanes-Oxley related expenses and disaster recovery planning expenses, an increase of $444,000 in amortization of the issuance costs of the trust preferred securities issued in 2001 that were called on December 31, 2006, an increase of $206,000 in debit card expense and an increase of $117,000 in advertising expense. The Company had non-recurring expenses of $178,000 for the year ended December 31, 2006 resulting from a prepayment fee associated with the early termination of a $5.0 million Federal Home Loan Bank advance during first quarter. This fee is included in other non-interest expense.

Total assets as of December 31, 2006 amounted to $818.5 million, an increase of 12% compared to total assets of $730.3 million at December 31, 2005. This increase is primarily attributable to an increase in loans combined with an increase in securities. Loans increased 15% to $651.4 million as of December 31, 2006 compared to $566.7 million as of December 31, 2005. Available for sale securities increased 2% to $117.6 million as of December 31, 2006 compared to $115.2 million as of December 31, 2005, the result of net securities purchases that are part of management’s objective to grow the investment portfolio. This increase in available for sale securities was partially offset by paydowns on mortgage-backed securities, calls and maturities.

Non-performing assets totaled $8.0 million at December 31, 2006 or 0.98% of total assets, compared to $5.0 million at December 31, 2005 or 0.68% of total assets. This increase in non-performing assets is due to one large classified loan relationship that was moved to non-accrual status in fourth quarter 2006. The allowance for loan losses at December 31, 2006 amounted to $8.3 million or 1.27% of total loans compared to $7.4 million or 1.31% of total loans at December 31, 2005.

Deposits amounted to $633.8 million as of December 31, 2006, representing an increase of 9% over deposits of $582.9 million at December 31, 2005. Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $9.2 million to $439.6 million at December 31, 2006 as compared to $430.4 million at December 31, 2005 primarily due to an increase in certificates of deposit in amounts less than $100,000, which was partially offset by a decrease in non-interest bearing demand deposits. Certificates of deposit in amounts greater than $100,000 or more totaled $194.2 million at December 31, 2006 as compared to $152.4 million at December 31, 2005.

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE FOUR

This increase is due to an increase of $19.7 million in brokered deposits combined with an increase of $22.1 million in non-brokered deposits.

On June 28, 2006, the Company completed the issuance of $20 million PEBK Capital Trust II floating rate capital securities with a maturity date of June 28, 2036. The Company used the net proceeds from this issuance to replace the trust preferred securities issued in 2001, which were called on December 31, 2006, and for short-term investments by the Company.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County, two offices in Mecklenburg County and one office in Union County. The Bank also operates a Loan Production Office in Davidson, North Carolina, which is located in Mecklenburg County. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

(TABLES FOLLOW)

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2005.

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED BALANCE SHEETS
December 31, 2006 and December 31, 2005

	December 31, 2006	December 31, 2005
	(Unaudited)
ASSETS:
Cash and due from banks	$18,860,318	$18,468,999
Federal funds sold	2,640,000	1,347,000
Cash and cash equivalents	21,500,318	19,815,999

Investment securities available for sale	117,581,000	115,158,184
Other investments	7,295,449	5,810,749
Total securities	124,876,449	120,968,933

Loans	651,381,129	566,663,416
Mortgage loans held for sale	-	2,247,900
Less: Allowance for loan losses	(8,303,432)	(7,424,782)
Net loans	643,077,697	561,486,534

Premises and equipment, net	12,816,385	12,662,153
Cash surrender value of life insurance	6,532,406	6,311,757
Accrued interest receivable and other assets	9,719,985	9,034,239
Total assets	$818,523,240	$730,279,615

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$101,393,142	$94,660,721
NOW, MMDA & Savings	174,577,641	183,248,699
Time, $100,000 or more	194,176,291	152,410,976
Other time	163,673,215	152,533,265
Total deposits	633,820,289	582,853,661

Demand notes payable to U.S. Treasury	1,600,000	1,473,693
Securities sold under agreement to repurchase	6,417,803	981,050
FHLB borrowings	89,300,000	71,600,000
Junior subordinated debentures	20,619,000	14,433,000
Accrued interest payable and other liabilities	3,930,775	4,585,217
Total liabilities	755,687,867	675,926,621

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,830,634 shares in 2006
and 3,440,805 shares in 2005	51,122,147	41,096,500
Retained earnings	12,484,463	14,656,160
Accumulated other comprehensive income (loss)	(771,237)	(1,399,666)
Total shareholders' equity	62,835,373	54,352,994

Total liabilities and shareholders' equity	$818,523,240	$730,279,615

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE SIX

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2006 and 2005

	Three months ended		Years ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$13,479,873	$10,399,845	$49,667,700	$37,123,327
Interest on federal funds sold	23,287	34,632	85,307	72,578
Interest on investment securities:
U.S. Government agencies	1,115,072	989,317	4,321,346	3,584,755
States and political subdivisions	210,776	191,197	798,185	735,892
Other	131,766	111,485	521,077	396,020
Total interest income	14,960,774	11,726,476	55,393,615	41,912,572

INTEREST EXPENSE:
NOW, MMDA & savings deposits	885,963	721,397	3,060,201	2,644,413
Time deposits	4,052,377	2,668,810	14,188,623	8,923,488
FHLB borrowings	824,512	744,183	3,588,169	2,888,785
Junior subordinated debentures	685,152	270,619	1,962,692	938,145
Other	127,111	13,916	310,188	33,790
Total interest expense	6,575,115	4,418,925	23,109,873	15,428,621
NET INTEREST INCOME	8,385,659	7,307,551	32,283,742	26,483,951
PROVISION FOR LOAN LOSSES	655,000	767,000	2,513,282	3,110,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,730,659	6,540,551	29,770,460	23,373,951

NON-INTEREST INCOME:
Service charges	1,011,566	1,039,070	3,929,956	3,779,933
Other service charges and fees	386,308	318,202	1,539,367	1,141,879
Gain (loss) on sale of securities	(254,403)	(590,000)	(591,856)	(729,727)
Mortgage banking income	(66,385)	130,810	289,293	469,109
Insurance and brokerage commission	94,353	87,136	388,559	386,662
Miscellaneous	393,033	428,080	1,998,476	1,620,378
Total non-interest income	1,564,472	1,413,298	7,553,795	6,668,234
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,070,374	2,883,686	11,785,094	10,863,779
Occupancy	1,124,326	970,736	4,180,058	3,948,694
Other	2,146,652	1,643,456	7,017,986	5,517,832
Total non-interest expenses	6,341,352	5,497,878	22,983,138	20,330,305

INCOME BEFORE INCOME TAXES	2,953,779	2,455,971	14,341,117	9,711,880
INCOME TAXES	1,052,200	851,300	5,170,300	3,380,900

NET INCOME	$1,901,579	$1,604,671	$9,170,817	$6,330,980
PER SHARE AMOUNTS
Basic net income	$0.50	$0.42	$2.41	$1.67
Diluted net income	$0.49	$0.42	$2.36	$1.64
Cash dividends	$0.18	$0.10	$0.50	$0.37
Book value	$16.34	$14.36	$16.34	$14.36

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE SEVEN

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2006 and 2005

	Three months ended			Years ended
	December 31,			December 31,
	2006	2005		2006	2005
	(Unaudited)	(Unaudited)		(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$119,335,406	$114,795,805		$118,137,917	$108,689,504
Loans	631,796,567	562,753,411		604,426,680	550,545,273
Earning assets	760,844,916	689,045,898		732,244,948	668,614,116
Assets	803,130,295	728,011,657		772,583,844	706,843,109
Deposits	624,740,933	588,071,946		605,407,026	570,997,033
Shareholders' equity	62,845,026	54,986,207		62,464,831	55,989,260

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.47%	4.30%		4.51%	4.05%
Return of average assets	0.94%	0.87%		1.19%	0.90%
Return on average shareholders' equity	12.00%	11.58%		14.68%	11.31%
Shareholders' equity to total assets (period end)	7.68%	7.44%		7.68%	7.44%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$8,132,844	$7,334,831		$7,424,782	$8,048,627
Provision for loan losses	655,000	767,000		2,513,282	3,110,000
Charge-offs	(538,231)	(789,580)		(1,958,551)	(4,199,650)
Recoveries	53,819	112,531		323,919	465,805
Balance, end of period	$8,303,432	$7,424,782		$8,303,432	$7,424,782

ASSET QUALITY:
Non-accrual loans				$7,559,610	$3,491,671
90 days past due and still accruing				78,343	945,951
Other real estate owned				344,261	530,584
Repossessed assets				-	500
Total non-performing assets				$7,982,214	$4,968,706
Non-performing assets to total assets				0.98%	0.68%
Allowance for loan losses to non-performing assets				104.02%	149.43%
Allowance for loan losses to total loans				1.27%	1.31%

LOAN RISK GRADE ANALYSIS:		Percentage of Loans		General Reserve
		By Risk Grade*		Percentage
		12/31/2006	12/31/2005	12/31/2006	12/31/2005
Risk 1 (excellent quality)		12.03%	14.28%	0.15%	0.15%
Risk 2 (high quality)		14.89%	18.16%	0.50%	0.50%
Risk 3 (good quality)		60.31%	56.40%	1.00%	1.00%
Risk 4 (management attention)		10.46%	8.38%	2.50%	2.50%
Risk 5 (watch)		0.41%	0.88%	7.00%	7.00%
Risk 6 (substandard)		0.70%	0.42%	12.00%	12.00%
Risk 7 (low substandard)		0.02%	0.86%	25.00%	25.00%
Risk 8 (doubtful)		0.00%	0.00%	50.00%	50.00%
Risk 9 (loss)		0.00%	0.00%	100.00%	100.00%

*Excludes non-accrual loans
At December 31, 2006 there were no relationships exceeding $1.0 million in the Watch, Substandard or Low Substandard risk grades.
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